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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): JUNE 4, 1996 (May 28, 1996)
                                                   ------------

                                CO-COUNSEL, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



            Texas                       1-12422                 76-0248179
- ----------------------------          -----------            ------------------
(State or other jurisdiction          (Commission              (IRS Employer
      of incorporation)               File Number)           Identification No.)



    Three Riverway, Suite 1140, Houston, Texas                       77056
    ------------------------------------------                 ----------------
     (Address of principal executive offices)                      (Zip code)


       Registrant's telephone number, including area code: (713) 961-5552
                                                           --------------
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Item 5.   Other Events.

     On May 28, 1996, Co-Counsel, Inc., a Texas corporation (the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with Olsten Corporation, a Delaware corporation ("Olsten") and Lawyers Acquisition Corp., a Texas corporation and wholly-owned subsidiary of Olsten ("Merger Sub"). Pursuant to the Merger Agreement, Merger Sub will be merged with and into the Company (the "Merger"), and the Company will become a wholly-owned subsidiary of Olsten.

     Consummation of the Merger is subject to the satisfaction of certain conditions, including approval of the Company's shareholders, registration under the Securities Act of 1933 of the shares of Class B Common Stock of Olsten, par value $.10 per share, to be issued in the Merger ("Class B Stock") and the shares of Common Stock of Olsten, par value $.10 per share, issuable upon conversion of the Class B Stock ("Olsten Common Stock"), listing of the shares of the Olsten Common Stock with the New York Stock Exchange, and other customary conditions to closing. It is expected that the consummation of the Merger will occur as soon as practicable after the satisfaction of all conditions to the consummation.

Item 7.    Financial Statements and Exhibits.

           (c)  Exhibits


Exhibit
Number          Identification of Exhibit
- -------         -------------------------

99.1 Agreement and Plan of Merger dated May 28, 1996, by and among Olsten Corporation, Lawyers Acquisition Corp. and Co-Counsel, Inc.

99.2 Voting Agreements between Olsten Corporation and certain shareholders of Co-Counsel, Inc.

99.3            Press Release.




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                                      SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     CO-COUNSEL, INC.



Dated:  June 4, 1996             By: /s/ JOSEPH G. McDevitt
                                     ----------------------------
                                     Joseph G. McDevitt
                                     Vice President - Finance




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                       EXHIBIT INDEX

Exhibit
Number                  Description


99.1       Agreement and Plan of Merger dated
           May 28, 1996, by and among Olsten
           Corporation, Lawyers Acquisition Corp.
           and Co-Counsel, Inc.

99.2       Voting Agreements between Olsten
           Corporation and certain shareholders
           of Co-Counsel, Inc.

99.3       Press Release.